Exhibit 99.1
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Great Western Bancorp, Inc. Announces Fourth Quarter and Fiscal Year 2019 Financial Results; 9.4% Increase in Diluted EPS and 10.5% Increase in TBV1 for Fiscal Year 2019
Highlights for the Fourth Quarter of Fiscal Year 2019 (all quarterly comparisons in this document refer to the third quarter of fiscal year 2019, except as noted)
•Net income was $50.3 million, or $0.89 per diluted share, compared to $26.8 million, or $0.47 per diluted share
•Net interest margin remained stable at 3.70% while adjusted net interest margin1, 2 decreased 2 basis points to 3.69%
•Noninterest expenses were well controlled during the quarter contributing to an efficiency ratio1 of 44.5%
•Total loans declined $180.2 million, or 1.8%, for the quarter
•Total deposits increased $64.4 million, or 0.6%, for the quarter
•Credit-related charges were substantially reduced from the prior quarter to $4.2 million
•Approximately 0.7 million shares of common stock were repurchased and retired during the quarter under the authorized stock repurchase program, bringing total common stock repurchased to 2.7 million shares for fiscal year 2019
Highlights for Fiscal Year 2019 (all fiscal year comparisons refer to fiscal year 2018, except as noted)
•Net income was $167.4 million, or $2.92 per diluted share, compared to $157.9 million, or $2.67 per diluted share, a 9.4% increase
•Net interest margin and adjusted net interest margin1, 2 were 3.74%, a decrease from the prior fiscal year of 15 and 10 basis points, respectively
•Efficiency ratio1 was 45.8% for fiscal year 2019 compared to 47.1% for fiscal year 2018
•Total loans were $9.71 billion, an increase of $290.8 million, or 3.1%, and total deposits increased $566.8 million, or 5.8%, to $10.30 billion
•Profitability remains strong with return on tangible common equity1 of 15.3% and tangible book value1 increased 10.5% for the fiscal year
Sioux Falls, SD - October 24, 2019 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $50.3 million, or $0.89 per diluted share, for the fourth quarter of fiscal year 2019, compared to net income of $26.8 million, or $0.47 per diluted share, for the third quarter of fiscal year 2019. Net income for fiscal year 2019 was $167.4 million, or $2.92 per diluted share, compared to $157.9 million, or $2.67 per diluted share for fiscal year 2018.
"Overall we are pleased with the performance of the Company for the 2019 fiscal year, with an increase in tangible book value per share over 10% for the year," said Ken Karels, Chairperson of the Board, President and Chief Executive Officer. "I am confident that while asset quality metrics have deteriorated through the latter half of 2019, the team has a good plan to manage these metrics during 2020."
Net Interest Income and Net Interest Margin2
Net interest income was $108.2 million for the quarter, an increase of $1.1 million, or 1.1%. The increase was primarily attributable to a slightly higher interest-bearing bank deposits yield during the quarter combined with a decrease in the cost of deposits. The cost of deposits modestly decreased 5 basis points during the quarter, compared to an increase of 3 basis points in the previous quarter.
Net interest margin was 3.70% each of the quarters ended September 30, 2019 and June 30, 2019. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.69% and 3.71%, respectively, for the same periods. The lower margins were primarily driven by the yield on loans, which decreased 3 basis points to 5.22%, offset by the cost of deposits, which had a moderate decrease of 5 basis points to 1.06%.
Total loans outstanding were $9.71 billion as of September 30, 2019, a decrease of $180.2 million, or 1.8%, during the quarter, and an increase of $290.8 million, or 3.1%, for the fiscal year. The decline in loans during the quarter was mainly attributable to commercial loans refinancing to other lenders in this competitive rate environment. The majority of the growth for the fiscal year occurred in the commercial real estate ("CRE") segment of the portfolio, which grew by $463.1 million, or 10.0%, mainly in the non-owner-occupied category, partially offset by a reduction in the agriculture segment of $174.0 million, or 8.0%.

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1 This is a non-GAAP financial measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.
1-

Exhibit 99.1
Total deposits were $10.30 billion as of September 30, 2019, increases of $64.4 million, or 0.6%, for the quarter and $566.8 million, or 5.8%, for the fiscal year. During the quarter, deposit increases were driven by an increase in brokered deposits as a cost effective source of funding. Interest-bearing deposits were $8.34 billion, a 0.5% increase for the quarter, and noninterest-bearing deposits were $1.96 billion, a 1.0% increase for the quarter. FHLB and other borrowings decreased by $265.0 million, or 43.8%, for the quarter as a result of deposit funding being more cost effective.
Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $2.0 million for the quarter, a decrease of $24.1 million. Net charge-offs for the quarter were $7.8 million, or 0.31% of average total loans on an annualized basis, with the majority of net charge-offs concentrated in the agriculture and commercial non-real estate segments of the loan portfolio. The ratio of allowance for loan and lease losses ("ALLL") to total loans decreased to 0.73% as of September 30, 2019 from 0.77% as of the prior quarter.
Included within total loans are approximately $813.0 million of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $6.8 million of the fair value adjustment for these loans relates to credit risk, or 0.07% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.14% of total loans.
Nonaccrual loans were $107.2 million as of September 30, 2019, representing a decrease of $10.9 million for the quarter. Loans graded "Watch" increased $184.7 million, or 83.6%, to $405.5 million for the quarter, while loans graded "Substandard" decreased $3.5 million, or 0.7%, to $472.5 million for the quarter. The increase in loans graded "Watch" was primarily due to a deterioration during the quarter of a small number of dairy relationships and a commercial non-real estate relationship. Total other repossessed property balances were $36.8 million as of September 30, 2019, an increase of $0.4 million, or 1.0%.
Total credit-related charges for the current fiscal year increased compared to fiscal year 2018, while the current quarter decreased compared to the previous quarter and the comparable quarter of fiscal year 2018. A summary of total credit-related charges incurred during the current and comparable fiscal year and current, previous and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the twelve months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	September 30, 2018
		(dollars in thousands)
Provision for loan and lease losses	Provision for loan and lease losses	$40,947	$17,986	$1,982	$26,077	$5,015
Net other repossessed property charges	Net loss on repossessed property and other related expenses	4,367	4,369	305	595	2,850
Reversal (recovery) of interest income on nonaccrual loans	Interest income on loans	312	1,901	(157)	173	774
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	7,664	194	2,085	4,817	(3)
Total		$53,290	$24,450	$4,215	$31,662	$8,636
Noninterest Income
Noninterest income was $15.0 million, an increase of $4.3 million, or 39.5%, for the quarter. Included within noninterest income is the net change in fair value of loans for which the Company has elected the fair value option and the net realized and unrealized gain (loss) of the related derivatives which generated a $3.0 million favorable change over the prior quarter. The increase in this line item was mainly due to a $2.7 million reduction in credit charges on loans held at fair value and a $0.4 million decrease in the counterparty credit valuation adjustment on the derivative portfolio. The remainder of the increase was due to a $1.4 million increase in service charges and other fees. The increase in service charges and other fees was due to an increase in interchange income and net overdraft and non-sufficient funds fee income.
Noninterest Expense
Total noninterest expense was $55.2 million, a decrease of $0.8 million, or 1.4%, for the quarter. Substantially all of the decrease was driven by a $0.8 million decrease in salaries and employee benefits due to a decrease in incentive compensation expense during the quarter.
The efficiency ratio1 was 44.5% for the quarter, a decrease from 47.2%, mainly due to lower incentive compensation in addition to higher total revenue driven by lower cost of deposits.
Provision for Income Taxes
The provision for income taxes for the quarter ended September 30, 2019 was $14.3 million, reflecting an effective tax rate of 22.1%, compared to an effective tax rate of 22.0% in the prior quarter.
2-

Exhibit 99.1
Capital
Tier 1 and total capital ratios were 11.7% and 12.7%, respectively, as of September 30, 2019, compared to 11.3% and 12.4% as of June 30, 2019. The common equity tier 1 capital ratio and tier 1 leverage ratio were 11.0% and 10.1%, respectively, as of September 30, 2019 compared to 10.6% and 10.0% as of June 30, 2019. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
During the quarter, $19.7 million was deployed to repurchase and retire approximately 0.7 million shares of Company's common stock under the repurchase program authorized by the Board of Directors at an average price of $30.01.
On October 24, 2019, the Company’s Board of Directors declared a dividend of $0.30 per common share payable on November 29, 2019 to stockholders of record as of close of business on November 15, 2019. The aggregate dividend payment will be approximately $16.9 million.
Business Outlook
"We are pleased with how the Company is positioned as the interest rate yield curve provides a more uncertain outlook into our fiscal 2020 year. We will continue to remain disciplined on loan pricing and structure to ensure we keep the bank safe," added Karels. "During fiscal year 2020, we will look to improve our asset quality metrics; if this results in lower balance sheet growth we feel it is the right thing to do for the long term perspective of the Company."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the fourth quarter of fiscal year 2019 on Thursday, October 24, 2019 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on November 7, 2019. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10135148. International callers should dial (412) 317-0088 and enter the same conference ID number.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$548,760	$488,434	$140,257	$139,623	$135,328	$133,551	$126,921
Interest expense	122,209	74,000	32,061	32,570	30,411	27,167	23,244
Noninterest income	60,732	73,609	15,023	10,766	18,223	16,720	19,255
Noninterest expense	224,898	231,425	55,212	56,000	56,580	57,106	59,550
Provision for loan and lease losses	40,947	17,986	1,982	26,077	7,673	5,215	5,015
Net income	167,365	157,916	50,285	26,783	44,511	45,786	42,281
Adjusted net income ¹	$167,365	$171,502	$50,285	$26,783	$44,511	$45,786	$42,281
Common shares outstanding	56,283,659	58,917,147	56,283,659	56,939,032	56,938,435	56,938,435	58,917,147
Weighted average diluted common shares outstanding	57,257,061	59,131,650	56,804,172	57,110,103	57,074,674	58,039,292	59,122,699
Earnings per common share - diluted	$2.92	$2.67	$0.89	$0.47	$0.78	$0.79	$0.72
Adjusted earnings per common share - diluted ¹	$2.92	$2.90	$0.89	$0.47	$0.78	$0.79	$0.72
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.74%	3.89%	3.70%	3.70%	3.75%	3.81%	3.79%
Adjusted net interest margin (FTE) ¹ ²	3.74%	3.84%	3.69%	3.71%	3.76%	3.81%	3.77%
Return on average total assets ²	1.33%	1.34%	1.55%	0.84%	1.44%	1.48%	1.40%
Return on average common equity ²	9.1%	8.8%	10.6%	5.8%	9.9%	10.0%	9.2%
Return on average tangible common equity ¹ ²	15.3%	15.3%	17.6%	9.7%	16.9%	17.1%	15.7%
Efficiency ratio ¹	45.8%	47.1%	44.5%	47.2%	45.6%	46.1%	48.1%
Capital:
Tier 1 capital ratio	11.7%	12.0%	11.7%	11.3%	11.4%	11.1%	12.0%
Total capital ratio	12.7%	13.0%	12.7%	12.4%	12.4%	12.1%	13.0%
Tier 1 leverage ratio	10.1%	10.7%	10.1%	10.0%	10.2%	10.1%	10.7%
Common equity tier 1 ratio	11.0%	11.3%	11.0%	10.6%	10.7%	10.4%	11.3%
Tangible common equity / tangible assets ¹	9.6%	9.6%	9.6%	9.3%	9.2%	9.0%	9.6%
Book value per share - GAAP	$33.76	$31.24	$33.76	$33.04	$32.53	$31.82	$31.24
Tangible book value per share ¹	$20.52	$18.57	$20.52	$19.94	$19.43	$18.72	$18.57
Asset Quality:
Nonaccrual loans	$107,191	$143,206	$107,191	$118,060	$121,616	$138,944	$143,206
Other repossessed property	$36,764	$23,074	$36,764	$36,393	$32,450	$22,224	$23,074
Nonaccrual loans / total loans	1.10%	1.52%	1.10%	1.19%	1.24%	1.42%	1.52%
Net charge-offs (recoveries)	$34,713	$16,949	$7,754	$17,534	$5,863	$3,562	$5,163
Net charge-offs (recoveries) / average total loans ²	0.36%	0.18%	0.31%	0.72%	0.25%	0.15%	0.22%
Allowance for loan and lease losses / total loans	0.73%	0.69%	0.73%	0.77%	0.70%	0.68%	0.69%
Watch-rated loans	$405,549	$343,288	$405,549	$220,883	$301,099	$321,593	$343,288
Substandard loans	$472,497	$252,660	$472,497	$475,999	$258,946	$252,521	$252,660

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

4-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands)
Interest income
Loans	$498,935	$451,290	$126,779	$126,392	$123,432	$122,331	$117,095
Investment securities	41,510	29,171	10,935	11,430	9,957	9,189	7,645
Federal funds sold and other	2,472	1,376	1,056	377	497	541	494
Total interest income	542,917	481,837	138,770	138,199	133,886	132,061	125,234
Interest expense
Deposits	106,718	60,112	27,211	28,615	27,098	23,794	19,996
FHLB advances and other borrowings	9,951	8,848	3,487	2,538	1,923	2,003	1,907
Subordinated debentures and subordinated notes payable	5,540	5,040	1,363	1,417	1,390	1,370	1,341
Total interest expense	122,209	74,000	32,061	32,570	30,411	27,167	23,244
Net interest income	420,708	407,837	106,709	105,629	103,475	104,894	101,990
Provision for loan and lease losses	40,947	17,986	1,982	26,077	7,673	5,215	5,015
Net interest income after provision for loan and lease losses	379,761	389,851	104,727	79,552	95,802	99,679	96,975
Noninterest income
Service charges and other fees	43,893	51,077	11,674	10,321	10,209	11,689	13,198
Wealth management fees	8,914	9,219	2,322	2,234	2,117	2,241	2,458
Mortgage banking income, net	4,848	5,842	1,482	1,055	991	1,320	1,664
Net (loss) gain on sale of securities	(178)	6	13	322	—	(513)	—
Net increase (decrease) in fair value of loans at fair value	61,412	(45,407)	11,749	16,429	14,018	19,216	(14,535)
Net realized and unrealized (loss) gain on derivatives	(63,444)	44,596	(13,191)	(20,904)	(11,032)	(18,317)	14,995
Other	5,287	8,276	974	1,309	1,920	1,084	1,475
Total noninterest income	60,732	73,609	15,023	10,766	18,223	16,720	19,255
Noninterest expense
Salaries and employee benefits	136,305	135,352	33,099	33,899	34,537	34,770	33,691
Data processing and communication	24,077	29,805	6,602	6,234	5,964	5,278	6,554
Occupancy and equipment	20,784	20,330	5,185	4,934	5,539	5,126	5,219
Professional fees	14,579	17,891	3,398	3,923	3,970	3,288	5,326
Advertising	4,493	4,507	1,194	1,145	1,216	938	1,066
Net loss on repossessed property and other related expenses	4,367	4,369	305	595	404	3,063	2,850
Other	20,293	19,171	5,429	5,270	4,950	4,643	4,844
Total noninterest expense	224,898	231,425	55,212	56,000	56,580	57,106	59,550
Income before income taxes	215,595	232,035	64,538	34,318	57,445	59,293	56,680
Provision for income taxes	48,230	74,119	14,253	7,535	12,934	13,507	14,399
Net income	$167,365	$157,916	$50,285	$26,783	$44,511	$45,786	$42,281

5-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands)
Assets
Cash and cash equivalents	$243,474	$225,356	$282,638	$276,760	$298,696
Investment securities	1,783,208	1,799,430	1,763,305	1,531,916	1,385,650
Total loans	9,706,763	9,886,971	9,770,911	9,767,476	9,415,924
Allowance for loan and lease losses	(70,774)	(76,546)	(68,003)	(66,193)	(64,540)
Loans, net	9,635,989	9,810,425	9,702,908	9,701,283	9,351,384
Goodwill	739,023	739,023	739,023	739,023	739,023
Other assets	386,607	380,662	342,288	324,659	342,055
Total assets	$12,788,301	$12,954,896	$12,830,162	$12,573,641	$12,116,808
Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,956,025	$1,936,986	$1,824,507	$1,879,883	$1,842,704
Interest-bearing deposits	8,344,314	8,298,958	8,643,876	8,233,364	7,890,795
Total deposits	10,300,339	10,235,944	10,468,383	10,113,247	9,733,499
Securities sold under agreements to repurchase	68,992	56,925	62,537	56,649	90,907
FHLB advances and other borrowings	340,000	605,000	275,000	410,000	275,000
Other liabilities	178,721	175,899	171,848	181,737	176,851
Total liabilities	10,888,052	11,073,768	10,977,768	10,761,633	10,276,257
Stockholders' equity	1,900,249	1,881,128	1,852,394	1,812,008	1,840,551
Total liabilities and stockholders' equity	$12,788,301	$12,954,896	$12,830,162	$12,573,641	$12,116,808

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of					Fiscal year-to-date:
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$463,757	$626,671	$607,757	$579,941	$637,693	$(173,936)	(27.3)%
Owner-occupied CRE	1,411,199	1,375,235	1,366,844	1,359,979	1,334,480	76,719	5.7%
Non-owner-occupied CRE	2,853,131	2,784,030	2,681,686	2,577,158	2,347,237	505,894	21.6%
Multifamily residential real estate	364,323	413,806	393,505	393,223	309,920	54,403	17.6%
Commercial real estate	5,092,410	5,199,742	5,049,792	4,910,301	4,629,330	463,080	10.0%
Agriculture	2,008,644	2,049,395	2,121,872	2,234,735	2,182,688	(174,044)	(8.0)%
Commercial non-real estate	1,719,956	1,747,501	1,721,095	1,713,760	1,699,987	19,969	1.2%
Residential real estate	812,208	816,751	815,212	845,262	837,569	(25,361)	(3.0)%
Consumer	51,925	53,277	44,504	47,704	49,689	2,236	4.5%
Other ¹	47,541	48,406	46,163	44,130	46,487	1,054	2.3%
Total unpaid principal balance	9,732,684	9,915,072	9,798,638	9,795,892	9,445,750	286,934	3.0%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(25,921)	(28,101)	(27,727)	(28,416)	(29,826)	3,905	(13.1)%
Total loans	$9,706,763	$9,886,971	$9,770,911	$9,767,476	$9,415,924	$290,839	3.1%
[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

6-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$39,617	$1,056	10.58%	$51,640	$377	2.93%	$84,659	$494	2.32%
Investment securities	1,822,670	10,935	2.38%	1,807,747	11,430	2.54%	1,399,389	7,645	2.17%
Non-ASC 310-30 loans, net ³	9,693,395	126,410	5.17%	9,699,433	125,522	5.19%	9,299,318	116,971	4.99%
ASC 310-30 loans, net	54,141	1,856	13.60%	58,701	2,294	15.67%	73,802	1,811	9.74%
Loans, net	9,747,536	128,266	5.22%	9,758,134	127,816	5.25%	9,373,120	118,782	5.03%
Total interest-earning assets	11,609,823	140,257	4.79%	11,617,521	139,623	4.82%	10,857,168	126,921	4.64%
Noninterest-earning assets	1,238,412			1,213,087			1,158,351
Total assets	$12,848,235	$140,257	4.33%	$12,830,608	$139,623	4.36%	$12,015,519	$126,921	4.19%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,903,177			$1,875,649			$1,813,547
Interest-bearing deposits	6,241,782	$17,211	1.09%	6,391,396	$18,493	1.16%	6,042,096	$13,606	0.89%
Time deposits	2,054,370	10,000	1.93%	2,091,603	10,122	1.94%	1,774,277	6,390	1.43%
Total deposits	10,199,329	27,211	1.06%	10,358,648	28,615	1.11%	9,629,920	19,996	0.82%
Securities sold under agreements to repurchase	62,302	40	0.25%	60,551	41	0.27%	101,519	82	0.32%
FHLB advances and other borrowings	512,924	3,447	2.67%	361,736	2,497	2.77%	280,823	1,825	2.58%
Subordinated debentures and subordinated notes payable	108,622	1,363	4.98%	108,584	1,417	5.23%	108,440	1,341	4.91%
Total borrowings	683,848	4,850	2.81%	530,871	3,955	2.99%	490,782	3,248	2.63%
Total interest-bearing liabilities	10,883,177	$32,061	1.17%	10,889,519	$32,570	1.20%	10,120,702	$23,244	0.91%
Noninterest-bearing liabilities	79,273			76,957			69,505
Stockholders' equity	1,885,785			1,864,132			1,825,312
Total liabilities and stockholders' equity	$12,848,235			$12,830,608			$12,015,519
Net interest spread			3.16%			3.16%			3.28%
Net interest income and net interest margin (FTE)		$108,196	3.70%		$107,053	3.70%		$103,677	3.79%
Less: Tax equivalent adjustment		1,487			1,424			1,687
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$106,709	3.65%		$105,629	3.65%		$101,990	3.73%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.7 million and $0.0 million for the fourth quarter of fiscal years 2019 and 2018, respectively, resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets.

[3] Interest income includes $0.3 million and $0.6 million for the fourth quarter of fiscal years 2019 and 2018, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

7-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Twelve Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest (FTE)	Yield / Cost	Average Balance	Interest (FTE)	Yield / Cost
	(dollars in thousands)
Assets
Interest-bearing bank deposits ¹	$61,646	$2,472	4.01%	$75,101	$1,376	1.83%
Investment securities	1,681,185	41,510	2.47%	1,384,632	29,171	2.11%
Non-ASC 310-30 loans, net ²	9,610,956	496,753	5.17%	9,106,519	446,386	4.90%
ASC 310-30 loans, net	61,139	8,025	13.13%	81,105	11,501	14.18%
Loans, net	9,672,095	504,778	5.22%	9,187,624	457,887	4.98%
Total interest-earning assets	11,414,926	548,760	4.81%	10,647,357	488,434	4.59%
Noninterest-earning assets	1,206,151			1,160,802
Total assets	$12,621,077	$548,760	4.35%	$11,808,159	$488,434	4.14%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,860,645			$1,809,470
Interest-bearing deposits	6,286,878	$69,305	1.10%	5,990,182	$43,092	0.72%
Time deposits	2,030,619	37,413	1.84%	1,483,760	17,020	1.15%
Total deposits	10,178,142	106,718	1.05%	9,283,412	60,112	0.65%
Securities sold under agreements to repurchase	66,485	180	0.27%	108,599	340	0.31%
FHLB advances and other borrowings	345,375	9,771	2.83%	452,572	8,508	1.88%
Subordinated debentures and subordinated notes payable	108,553	5,540	5.10%	108,378	5,040	4.65%
Total borrowings	520,413	15,491	2.98%	669,549	13,888	2.07%
Total interest-bearing liabilities	10,698,555	$122,209	1.14%	9,952,961	$74,000	0.74%
Noninterest-bearing liabilities	75,045			67,045
Stockholders' equity	1,847,477			1,788,153
Total liabilities and stockholders' equity	$12,621,077			$11,808,159
Net interest spread			3.21%			3.40%
Net interest income and net interest margin (FTE)		$426,551	3.74%		$414,434	3.89%
Less: Tax equivalent adjustment		5,843			6,597
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$420,708	3.69%		$407,837	3.83%
[1] Interest income includes $0.7 million and $0.0 million for fiscal years 2019 and 2018, respectively, resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets.

[2] Interest income includes $1.3 million and $2.7 million for fiscal years 2019 and 2018, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.
Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the effect of revaluation of deferred taxes). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
8-

Exhibit 99.1
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non-ASC 310-30 loans and adjusted yield on non-ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income - GAAP	$167,365	$157,916	$50,285	$26,783	$44,511	$45,786	$42,281
Add: Deferred taxes revaluation due to Tax Reform Act	—	13,586	—	—	—	—	—
Adjusted net income	$167,365	$171,502	$50,285	$26,783	$44,511	$45,786	$42,281

Weighted average diluted common shares outstanding	57,257,061	59,131,650	56,804,172	57,110,103	57,074,674	58,039,292	59,122,699
Earnings per common share - diluted	$2.92	$2.67	$0.89	$0.47	$0.78	$0.79	$0.72
Adjusted earnings per common share - diluted	$2.92	$2.90	$0.89	$0.47	$0.78	$0.79	$0.72

Tangible net income and return on average tangible common equity:
Net income - GAAP	$167,365	$157,916	$50,285	$26,783	$44,511	$45,786	$42,281
Add: Amortization of intangible assets, net of tax	1,337	1,460	315	335	343	344	343
Tangible net income	$168,702	$159,376	$50,600	$27,118	$44,854	$46,130	$42,624

Average common equity	$1,847,477	$1,788,153	$1,885,785	$1,864,132	$1,822,940	$1,817,052	$1,825,312
Less: Average goodwill and other intangible assets	745,920	747,513	745,349	745,718	746,107	746,503	746,900
Average tangible common equity	$1,101,557	$1,040,640	$1,140,436	$1,118,414	$1,076,833	$1,070,549	$1,078,412

Return on average common equity *	9.1%	8.8%	10.6%	5.8%	9.9%	10.0%	9.2%
Return on average tangible common equity **	15.3%	15.3%	17.6%	9.7%	16.9%	17.1%	15.7%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$420,708	$407,837	$106,709	$105,629	$103,475	$104,894	$101,990
Add: Tax equivalent adjustment	5,843	6,597	1,487	1,424	1,442	1,490	1,687
Net interest income (FTE)	426,551	414,434	108,196	107,053	104,917	106,384	103,677
Add: Current realized derivative gain (loss)	619	(5,365)	(127)	321	405	21	(419)
Adjusted net interest income (FTE)	$427,170	$409,069	$108,069	$107,374	$105,322	$106,405	$103,258

Average interest-earning assets	$11,414,926	$10,647,357	$11,609,823	$11,617,521	$11,345,559	$11,086,800	$10,857,168
Net interest margin (FTE) *	3.74%	3.89%	3.70%	3.70%	3.75%	3.81%	3.79%
Adjusted net interest margin (FTE) **	3.74%	3.84%	3.69%	3.71%	3.76%	3.81%	3.77%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

9-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the twelve months ended:		At and for the three months ended:
	September 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands except share and per share amounts)
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$490,910	$439,789	$124,923	$124,098	$121,528	$120,361	$115,284
Add: Tax equivalent adjustment	5,843	6,597	1,487	1,424	1,442	1,490	1,687
Interest income (FTE)	496,753	446,386	126,410	125,522	122,970	121,851	116,971
Add: Current realized derivative gain (loss)	619	(5,365)	(127)	321	405	21	(419)
Adjusted interest income (FTE)	$497,372	$441,021	$126,283	$125,843	$123,375	$121,872	$116,552

Average non-ASC 310-30 loans	$9,610,956	$9,106,519	$9,693,395	$9,699,433	$9,615,096	$9,435,901	$9,299,318
Yield (FTE) *	5.17%	4.90%	5.17%	5.19%	5.19%	5.12%	4.99%
Adjusted yield (FTE) **	5.18%	4.84%	5.17%	5.20%	5.20%	5.12%	4.97%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$481,440	$481,446	$121,732	$116,395	$121,698	$121,614	$121,245
Add: Tax equivalent adjustment	5,843	6,597	1,487	1,424	1,442	1,490	1,687
Total revenue (FTE)	$487,283	$488,043	$123,219	$117,819	$123,140	$123,104	$122,932

Noninterest expense	$224,898	$231,425	$55,212	$56,000	$56,580	$57,106	$59,550
Less: Amortization of intangible assets	1,538	1,662	366	385	394	394	394
Tangible noninterest expense	$223,360	$229,763	$54,846	$55,615	$56,186	$56,712	$59,156

Efficiency ratio *	45.8%	47.1%	44.5%	47.2%	45.6%	46.1%	48.1%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,900,249	$1,840,551	$1,900,249	$1,881,128	$1,852,394	$1,812,008	$1,840,551
Less: Goodwill and other intangible assets	745,197	746,735	745,197	745,563	745,947	746,341	746,735
Tangible common equity	$1,155,052	$1,093,816	$1,155,052	$1,135,565	$1,106,447	$1,065,667	$1,093,816

Total assets	$12,788,301	$12,116,808	$12,788,301	$12,954,896	$12,830,162	$12,573,641	$12,116,808
Less: Goodwill and other intangible assets	745,197	746,735	745,197	745,563	745,947	746,341	746,735
Tangible assets	$12,043,104	$11,370,073	$12,043,104	$12,209,333	$12,084,215	$11,827,300	$11,370,073

Tangible common equity to tangible assets	9.6%	9.6%	9.6%	9.3%	9.2%	9.0%	9.6%

Tangible book value per share:
Total stockholders' equity	$1,900,249	$1,840,551	$1,900,249	$1,881,128	$1,852,394	$1,812,008	$1,840,551
Less: Goodwill and other intangible assets	745,197	746,735	745,197	745,563	745,947	746,341	746,735
Tangible common equity	$1,155,052	$1,093,816	$1,155,052	$1,135,565	$1,106,447	$1,065,667	$1,093,816

Common shares outstanding	56,283,659	58,917,147	56,283,659	56,939,032	56,938,435	56,938,435	58,917,147
Book value per share - GAAP	$33.76	$31.24	$33.76	$33.04	$32.53	$31.82	$31.24
Tangible book value per share	$20.52	$18.57	$20.52	$19.94	$19.43	$18.72	$18.57

GREAT WESTERN BANCORP, INC.
Investor Relations Contact:
Peter Chapman, 605-373-3198
peter.chapman@greatwesternbank.com
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